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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15d OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of
earliest event reported)
February 19, 2001



                          WILMINGTON TRUST CORPORATION
             (Exact name of registrant as specified in its chapter)


                         Commission File Number 1-14659



                 Delaware                                                          51-0328154
----------------------------------------------                     ------------------------------------
(State or other jurisdiction of incorporation)                     (IRS Employer Identification Number)




Wilmington Trust Corporation
Rodney Square North
1100 North Market Street                                                             19890
Wilmington, Delaware                                               ------------------------------------
(Address of principal executive offices)                                           (Zip Code)
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               Registrant's telephone number, including area code:

                                 (302) 651-1000
                                 --------------


--------------------------------------------------------------------------------
         (Former names of former address, if changed since last report)







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Item 4.  Change In Registrant's Certifying Accountant.

         On February 19, 2001, the accounting firm of Ernst & Young LLP ("E&Y") notified Wilmington Trust Corporation (the "Company") that it does not intend to continue as the Company's independent accountants after completion of the Company's annual audit for 2000. The Company is in the process of engaging new independent accountants, and expects to announce the engagement of new accountants following their approval by its Audit Committee and Board of Directors at their upcoming meetings next month.

         The reports of E&Y on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of the Company's financial statements for each of the two years ended December 31, 1999, and in the subsequent interim period, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y's satisfaction, would have caused E&Y to make a reference to the matter in their report.

         The Company has requested E&Y to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated February 26, 2001, is filed as Exhibit
16 to this Form 8-K.


Item 7.  Financial Statements and Exhibits.

                  (c)  Exhibits

16.   Letter from Ernst & Young LLP pursuant to Section 304 (a) (3) of
      Regulation S-K.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        WILMINGTON TRUST CORPORATION




Dated: February  26, 2001
                                        By:    /s/ David R. Gibson
                                               -------------------
                                      Name:    David R. Gibson,
                                     Title:    Senior Vice President
                                               and Chief Financial Officer




                                               (Authorized Officer and Principal
                                               Financial Officer)